Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-132566) and Form S-8 (Nos. 333-136963, 333-85368, 333-84787) of BioMarin Pharmaceutical Inc. of our report dated February 27, 2007 relating to the financial statements of BioMarin/Genzyme LLC, which are incorporated by reference from the Form 10-K into this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 16, 2007